EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the Regional Management Corp. 2015 Long-Term Incentive Plan of our report, dated March 16, 2015, with respect to the consolidated financial statements of Regional Management Corp. included in its Annual Report (Form 10-K) for the year ended December 31, 2014, filed with the Securities and Exchange Commission.

/s/ McGladrey LLP
Raleigh, North Carolina
April 22, 2015